As filed with the Securities and Exchange Commission on October 20, 2009

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ________________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLD RESERVE INC.

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization) 926 West Sprague Avenue Suite 200 Spokane, Washington (Address of principal executive offices)	N/A (I.R.S. Employer Identification No.) 99201 (Zip Code)

GOLD RESERVE INC. EQUITY INCENTIVE PLAN (Full title of the plan)

agent for service: ROCKNE J. TIMM 926 West Sprague Avenue, Suite 200 Spokane, Washington 99201 (509) 623-1500 (Name, address and telephone number, including area code)	with a copy to: JONATHAN B. NEWTON Baker & McKenzie LLP Pennzoil Place, South Tower 711 Louisiana, Suite 3400 Houston, Texas 77002 (713) 427-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer [x]
Non-accelerated filer ☐ (Do not check if a smaller reporting company) Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
		Proposed	Proposed
		maximum	maximum	Amount of
Title of each class of	Amount to be	offering price	aggregate	registration
securities to be registered (1)	registered	per share (2)	offering price (2)	fee
Class A Common Shares, no par value	1,375,800 Shares	S1.01	$1,389,558	$77.54
Class A Common Share Purchase Rights	1,375,800 Rights	N/A	N/A	N/A (3)

(1)	The Class A Common Shares, no par value per share (the “Class A Common Shares”), of Gold Reserve Inc. (the “Company”) being registered hereby relate to the Gold Reserve Inc. Equity Incentive Plan, as amended, (the “Plan”). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional Class A Common Shares and associated Class A Common Share Purchase Rights as may become issuable pursuant to the anti-dilution provisions of the Plan.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low per share prices of the Class A Common Shares on October 19, 2009, as reported on the NYSE Amex.
(3)	In accordance with Rule 457(g), no additional registration fee is required in respect of the Class A Common Share Purchase Rights.

INCORPORATION BY REFERENCE

     The issuance of the additional 1,375,800 Class A Common Shares, and Class A Common Share Purchase Rights attaching to such shares, being registered hereby shall be issued under the Plan, which was amended as of January 29, 2006 to increase the number of Class A Common Shares available for issuance under the Plan pursuant an "evergreen" provision (which provides that the total number of Class A Common Shares subject to issuance under the Plan shall be 10% of the Company's outstanding Class A Common Shares from time to time). The Plan was reaffirmed by Shareholders June 11, 2009. Pursuant to Instruction E of Form S-8, the contents of the following Registration Statements on Form S-8 are incorporated herein by reference:

1.	the Company, as filed with the Securities and Exchange Commission: (a) Registration Statement on Form
S-8 (Registration No. 333-152882), (b) Registration Statement on Form S-8 (Registration No. 333-
151589), as amended; (c) Registration Statement on Form S-8 (Registration No. 333-145769), as amended;
(d) Registration Statement on Form S-8 (Registration No. 333-139463), as amended; (e) Registration
Statement on Form S-8 (Registration No. 333-138128), as amended; (f) Registration Statement on Form S-
8 (Registration No.333-135756), as amended; (g) Registration Statement on Form S-8 (Registration No.
333-133421), as amended; (h) Registration Statement on Form S-8 (Registration No. 333-127336), as
amended; (i) Registration Statement on Form S-8 (Registration No. 333-119037), as amended; (j)
Registration Statement on Form S-8 (Registration No. 333-110927),as amended; and (k) Registration
Statement on Form S-8 (Registration No. 333-56495), as amended; and
2.	Gold Reserve Corporation, as assumed by the Company as successor issuer, as filed with the Securities and
Exchange Commission: (a) Registration Statement on Form S-8 (Registration No. 033-61113), as amended;
(b) Registration Statement on Form S-8 (Registration No. 033-58700), as amended; (c) Registration
Statement on Form S-8 (Registration No. 033-69912), as amended; and (d) Registration Statement on Form
S-8 (Registration No. 033-35595), as amended).

Item 3. Incorporation of Documents by Reference. The following items are incorporated herein by reference:

  The Company’s Annual Report on Form 20-F, filed March 31, 2009;
  All other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Company’s Annual Report on Form 20-F filed March 31, 2009;
  The description of the Class A Common Shares registered hereby contained in the Company’s Registration Statement on Form S-4 filed on November 27, 1998 under the section entitled “DESCRIPTION OF SECURITIES AND COMPARISON OF RIGHTS OF
  SHAREHOLDERS”; and
  The description of the Class A Common Share Purchase Rights registered hereby contained in the Company’s Form 6-K (Exhibit 99.1, Appendix C) dated May 14, 2009.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to its filing of this registration statement, but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 8. Exhibits.

The following are filed as exhibits to this registration statement:

Exhibit

Number	Description

4.1	Gold Reserve Inc. Equity Incentive Plan (incorporated by reference to Exhibit 3.2 to the Company’s
Annual Report on Form 20-F (File No. 001-31819) filed with the Securities and Exchange Commission on April 3, 2006)*
4.2	Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit No. 3.1 to the
Proxy Statement/Joint Prospectus included as part of the Company’s registration statement on Form S-4
(Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27,
1998)
4.3	Bylaws of the Company (incorporated by reference to Exhibit No. 3.2 to the Proxy Statement/ Joint
Prospectus included as part of the Company’s registration statement on Form S-4 (Registration No.333-
68061) filed with the Securities and Exchange Commission on November 27, 1998)
4.4	Shareholder Rights Plan Agreement (as Amended) of the Company (including form of Rights
Certificate) (incorporated by reference to Exhibit 99.1, Appendix C of the Company's Form 6-K filed with the Securities and Exchange Commission on May 14, 2009)
4.5	Form of Certificate for the Class A Common Shares (incorporated by reference to Exhibit 4.4 to the
Company’s registration statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)
5.1	Opinion of Austring, Fendrick, Fairman & Parkkari *
23.1	Consent of Austring, Fendrick, Fairman & Parkkari (see Exhibit 5.1)*
23.2	Consent of PricewaterhouseCoopers LLP*
23.3	Consent of Pincock Allen & Holt*
23.4	Consent of Marston & Marston, Inc.*
24.1	Power of Attorney (included on the signature page of the registration statement)*

*	Filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on October 20, 2009.

GOLD RESERVE INC. By: /s/ Rockne J. Timm ROCKNE J. TIMM Chief Executive Officer and Director

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of Gold Reserve Inc. hereby appoints Rockne J. Timm his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, with full power to act alone, to sign on his behalf and in the capacity set forth below, any and all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file each such amendment and post-effective amendment to this Registration Statement, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Rockne J. Timm	Chief Executive Officer (Principal Executive	October 20, 2009
ROCKNE J. TIMM	Officer) and Director

/s/ Robert A. McGuinness	Vice President Finance and Chief Financial	October 20, 2009
ROBERT A. McGUINNESS	Officer (Principal Financial and Accounting
Officer)

/s/ A. Douglas Belanger	President and Director	October 20, 2009
A. DOUGLAS BELANGER

/s/ James P. Geyer	Senior Vice President and Director	October 20, 2009
JAMES P. GEYER

/s/ James H. Coleman	Chairman of the Board	October 20, 2009
JAMES H. COLEMAN

/s/ Patrick D. McChesney	Director	October 20, 2009
PATRICK D. McCHESNEY

/s/ Chris D. Mikkelsen	Director	October 20, 2009
CHRIS D. MIKKELSEN

/s/ Jean Charles Potvin	Director	October 20, 2009
JEAN CHARLES POTVIN

EXHIBIT LIST

Exhibit
Number	Description

4.1	Gold Reserve Inc. Equity Incentive Plan (incorporated by reference to Exhibit 3.2 to the Company's
Annual Report on Form 20-F (File No. 001-31819) filed with the Securities and Exchange Commission on April 3, 2006)*
4.2	Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit No. 3.1 to the
Proxy Statement/Joint Prospectus included as part of the Company’s registration statement on Form S-4
(Registration No. 333-68061) filed with the Securities and Exchange Commission on November
27,1998)
4.3	Bylaws of the Company (incorporated by reference to Exhibit No. 3.2 to the Proxy Statement/Joint
Prospectus included as part of the Company’s registration statement on Form S-4 (Registration No.333-
68061) filed with the Securities and Exchange Commission on November 27, 1998)
4.4	Shareholder Rights Plan Agreement (as Amended) of the Company (including form of Rights
Certificate) included as Exhibit 99.1, Appendix C of the Company's Form 6-K filed with the Securities and Exchange Commission on May 14, 2009
4.5	Form of Certificate for the Class A Common Shares (incorporated by reference to Exhibit 4.4 to the
Company’s registration statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)
5.1	Opinion of Austring, Fendrick, Fairman & Parkkari *
23.1	Consent of Austring, Fendrick, Fairman & Parkkari (see Exhibit 5.1)*
23.2	Consent of PricewaterhouseCoopers LLP*
23.3	Consent of Pincock Allen & Holt*
23.4	Consent of Marston & Marston, Inc.*

24.1	Power of Attorney (included on the signature page of the registration statement)*

* Filed herewith.

EXHIBIT 5.1

AUSTRING, FENDRICK, FAIRMAN & PARKKARI

BARRISTERS & SOLICITORS

LORNE N. AUSTRING	DEBRA L. FENDRICK	3081 Third Avenue
H. SHAYNE FAIRMAN	KEITH D. PARKKARI	Whitehorse, Yukon
GREGORY A. FEKETE	ANNA J. PUGH	Y1A 4Z7
STEPHANIE M. SCHORR	MIKE A. REYNOLDS
KYLE J. CARRUTHERS
PHONE: (867) 668-4405
FAX: (867) 668-3710
E-MAIL: gf@lawyukon.com
OUR FILE NO:	014910-21

October 5, 2009

United States Securities and Exchange Commission
Washington, DC 20549 USA

Gold Reserve Inc.
926 West Sprague Avenue, Suite 200
Spokane, Washington
99201 USA

Dear Sirs/Mesdames:

Re: Securities and Exchange Commission Form S-8

We are Yukon counsel to Gold Reserve Inc., a corporation incorporated under the laws of the Yukon Territory (the "Company"). The Company adopted an Equity Incentive Plan in 1997, which was amended and restated as of January 29, 2006 (the “Equity Plan”). The Equity Plan was further amended and restated on November 12, 2008, with an effective date of January 1, 2008. The Equity Plan permits the grant of stock options, stock appreciation rights and restricted stock for the employees, directors and consultants of the Company and its subsidiaries. The total number of shares subject to issuance under the Plan, whether in the form of restricted stock, options, or stock appreciation rights, or any combination thereof, is 10% of the Corporation's outstanding shares, from time to time.

The Company proposes to increase the number of shares authorized for issuance under the Equity Plan by 1,375,800 Class A Common shares, no par value per share. The shares will include the Class A Common Share Purchase Rights attaching to such shares pursuant to that certain Shareholder Rights Plan Agreement, amended and restated as of January 29, 2006, between the Company and Computershare Trust Company of Canada (the “Rights Agreement”), which shall be issued pursuant to the Equity Plan, and will also include such additional Class A Common Shares as may become issuable pursuant to the anti-dilution provisions of the Equity Plan (such shares are collectively referred to as the "Securities").

The increase to the number of shares authorized for issuance under the Equity Plan by 1,375,800 shares will result in the maximum number of shares available for issuance of 5,817,079 shares, which represents 10% of the Company's common shares outstanding.

In rendering this opinion we have examined such corporate records, documents and instruments of the Company and such certificates of public officials, have received such representations from officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photo static copies thereof, and the authenticity of the originals of such conformed, certified or photostatic copies.

Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that upon issuance and delivery of the Securities in accordance with the terms and conditions of the Equity Plan and, as appropriate, the Rights Agreement, and upon receipt by the Company of the full consideration for the Securities as determined pursuant to the Equity Plan and, as appropriate, the Rights Agreement, the Securities will be validly issued, fully paid and non-assessable.

This opinion is solely for your benefit and is not to be relied upon or reviewed by any other party without our prior written consent.

Yours truly,

s/ Austring, Fendrick, Fairman & Parkkari

EXHIBIT 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Gold Reserve Inc. Equity Incentive Plan) of our report dated March 30, 2009 relating to the consolidated financial statements of Gold Reserve Inc., which appears in Gold Reserve Inc.’s Annual Report on Form 20-F for the year ended December 31, 2008.

s/ PricewaterhouseCoopers LLP Vancouver, B.C., Canada October 20, 2009

EXHIBIT 23.3

Consent of Pincock, Allen & Holt

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Gold Reserve Inc. Equity Incentive Plan) to references to this firm, which appear in Gold Reserve Inc.'s Annual Report on Form 20-F for the year ended December 31, 2008. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Pincock, Allen & Holt. October 19, 2009

s/ Richard Addison, P.E. Principal Process Engineer s/ Barton G. Stone, C.P.G. Chief Geologist

EXHIBIT 23.4

Consent of Marston & Marston, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Gold Reserve Inc. Equity Incentive Plan) to references to this firm, which appear in Gold Reserve Inc.'s Annual Report on Form 20-F for the year ended December 31, 2008. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

s/ Marston & Marston, Inc. Susan Poos Vice President & Senior Mining Consultant October 15, 2009